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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of WH Holdings (Cayman Islands) Ltd. on Form S-8 of our report dated February 19, 2004, appearing in the Prospectus of WH Holdings (Cayman Islands) Ltd. and WH Capital Corporation filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on June 9, 2004.

/s/ Deloitte & Touche LLP

Los Angeles, California
June 9, 2004

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  Exhibit 23.2